Exhibit 99.1

BioTime’s Subsidiary LifeMap Sciences, Inc. Announces the Launch of MalaCards - A Database of Human Diseases

ALAMEDA, Calif.--(BUSINESS WIRE)--October 23, 2012--BioTime, Inc. (NYSE MKT: BTX) and LifeMap Sciences, Inc. announce the launch of MalaCards, a new database of human diseases that is based on their leading GeneCards® platform. MalaCards (www.malacards.org/) contains computerized “cards” classifying information relating to a wide array of human diseases. This novel research tool will aid researchers in studying the roles of genes and cells in disease processes. MalaCards and GeneCards® were developed, and are continuously enhanced by ongoing research, by the bioinformatics team at the Department of Molecular Genetics at the Weizmann Institute of Science in Israel, with Professor Doron Lancet, head of the Crown Human Genome Center, and team leader Marilyn Safran.

GeneCards® (www.genecards.org) is a comprehensive online database that provides concise genomic information on all known and predicted human genes. A recent GeneCards® effort greatly enhances the representation of non-protein coding RNA genes based, among others, on the ENCODE Project, an international collaborative effort to identify all functional elements in the human genome sequence. With over 12 million page visits per year from hundreds of thousands of unique users worldwide, GeneCards® is accessed by academia, research hospitals, patent offices, and leading biotech and pharma companies. MalaCards leverages this information to provide a comprehensive view of relationships between diseases and their related genes.

LifeMap Sciences holds the exclusive worldwide license to market both MalaCards and GeneCards®. Later this quarter, LifeMap Sciences will launch its LifeMap Discovery™ database for biomedical and stem-cell research, and LifeMap BioReagents™ portal, which will market BioTime’s research product lines, including PureStem™ human progenitor cell lines.

“I am gratified to see how our idea to employ the GeneCards® concept and knowhow to tackle the labyrinth of human maladies is now being actualized,” said Professor Doron Lancet, Ph.D., The Ralph D. and Lois R. Silver Professor of Human Genomics, at the Weizmann Institute of Science. “The consolidation of information from 35 sources to portray more than 17,000 diseases within MalaCards promises to be as useful as GeneCards to the world-wide biomedical community. LifeMap Sciences’ effective sponsorship ensures the viability and success of both projects.”

“We are very pleased with our collaboration with Professor Doron Lancet’s research group at the Weizmann Institute of Science, which is in its 10th year. With the launch of MalaCards, LifeMap Sciences has taken the next step toward completing its comprehensive offering of cell biology, genomics, and pathology databases for medical research,” stated David Warshawsky, Ph.D., LifeMap Sciences Chief Executive Officer. “We also look forward to completing the platform as planned later this quarter by launching our LifeMap Discovery™ product and LifeMap BioReagents™ portal.”

About LifeMap Sciences, Inc.

LifeMap Sciences’ (www.lifemapsc.com) core technology and business is based on its integrated database suite, the discovery platform for biomedical and stem-cell research. This platform includes GeneCards®: the leading human gene database; LifeMap Discovery™, the database of embryonic development, stem cell research and regenerative medicine; and MalaCards, the human disease database. LifeMap Sciences also markets PanDaTox, an innovative, recently developed, searchable database that can aid in the discovery of new antibiotics and biotechnologically beneficial products.

In addition to database offerings, BioTime plans to make LifeMap Sciences BioTime’s principal marketing subsidiary for research products, including PureStem™ human progenitor cell lines, GMP human embryonic stem (hES) cell lines, ESpan™ growth media for progenitor cell lines, and cell differentiation media for non-therapeutic uses, via its LifeMap BioReagents™ portal. LifeMap Sciences will utilize its databases as part of its online marketing strategy to reach life sciences researchers at biotech and pharmaceutical companies and at academic institutions and research hospitals worldwide.

In a therapeutic discovery collaboration with BioTime, LifeMap’s scientists utilize LifeMap’s proprietary platform, including LifeMap Discovery, its stem cell database along with the GeneCards® and MalaCards integrated database suite, to aid in the development of BioTime’s proprietary PureStem™ human progenitor cell lines into products for the treatment of human diseases, especially degenerative diseases that might be treatable with cell replacement therapies. The LifeMap Discovery™ platform will be used to select the progenitor cell lines that are most likely to be useful in developing cell-based regenerative medicine therapies for a wide range of diseases.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is enhanced through subsidiaries focused on specific fields of application. BioTime develops and markets research products in the fields of stem cells and regenerative medicine, including a wide array of proprietary PureStem™ cell lines, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (formerly known as HyStem®-Rx), a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-Dx™ currently being developed for the detection of cancer in blood samples. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's subsidiary LifeMap Sciences, Inc. markets GeneCards®, the leading human gene database, and is developing an integrated database suite to complement GeneCards® that will also include the LifeMap™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database. LifeMap will also market BioTime research products. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements. Additional information about BioTime can be found on the web at www.biotimeinc.com.

About the Weizmann Institute of Science

The Weizmann Institute of Science in Rehovot, Israel, is one of the world's top-ranking multidisciplinary research institutions. Noted for its wide-ranging exploration of the natural and exact sciences, the Institute is home to 2,700 scientists, students, technicians and supporting staff. Institute research efforts include the search for new ways of fighting disease and hunger, examining leading questions in mathematics and computer science, probing the physics of matter and the universe, creating novel materials and developing new strategies for protecting the environment.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Peter Garcia, 510-521-3390, ext 367
Chief Financial Officer
pgarcia@biotimemail.com
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com
or
LifeMap Sciences, Inc.
Kenneth Elsner, 781-826-7719
COO
ke@lifemapsc.com